UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2015

K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 5, 2015, subsidiaries of K2M Group Holdings, Inc. (“K2M” or the “Company”) entered into the Seventh Amendment (the “Seventh Amendment”) to the Company’s senior secured credit agreement, dated as of October 29, 2012 (as amended from time to time, the "Credit Agreement"), by and among K2M Holdings Inc. as the guarantor, K2M, Inc. and K2M UK Limited as the borrowers and Silicon Valley Bank and Comerica Bank as lenders. The Seventh Amendment modifies the definition of "Change of Control" to limit the set of circumstances in which a change of control is deemed to have occurred.
Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in Credit Agreement, as amended by the Seventh Amendment.
The above summary is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute "forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management's expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the sections entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year-ended December 31, 2014, accessible on the SEC's website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.    Description

10.1
Seventh Amendment dated June 5, 2015 to Credit Agreement dated as of October 29, 2012, by and among K2M Holdings, Inc. as the guarantor, K2M, Inc. and K2M UK Limited as the borrowers, and Silicon Valley Bank and Comercia Bank as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.
Date:	June 5, 2015	By:	/s/ Gregory S. Cole
		Name: Title:	Gregory S. Cole Chief Financial Officer

                        2